Exhibit 99.2
BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	13 weeks ended		39 weeks ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
Sales:		As Restated		As Restated
Product sales and other	$471,825	$419,663	$1,344,215	$1,230,263
Rental income	43,267	43,162	103,451	98,115
Total sales	515,092	462,825	1,447,666	1,328,378
Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales	394,782	343,559	1,109,131	1,005,970
Rental cost of sales	24,212	25,516	57,223	55,185
Total cost of sales	418,994	369,075	1,166,354	1,061,155
Gross profit	96,098	93,750	281,312	267,223
Selling and administrative expenses	72,551	71,561	217,714	211,524
Depreciation and amortization expense	7,427	7,827	24,237	29,440
Impairment loss (non-cash) (a)	456	1,713	456	1,713
Other expense	1,043	(6,268)	6,654	(2,800)
Operating income	14,621	18,917	32,251	27,346
Loss on extinguishment of debt (a)	—	—	—	55,233
Interest expense, net	4,884	5,083	12,514	18,164
Income (loss) before income taxes	9,737	13,834	19,737	(46,051)
Income tax expense	3,082	(4,108)	6,349	(3,230)
Net income (loss)	$6,655	$17,942	$13,388	$(42,821)

Income (loss) per Common Stock:
Basic:
Total Basic Income (loss) per share	$0.19	$0.59	$0.39	$(1.82)
Weighted average common shares outstanding - Basic	34,450,101	30,507,723	34,290,185	23,515,188

Diluted:
Total Diluted Income (loss) per share	$0.19	$0.59	$0.39	$(1.82)
Weighted average common shares outstanding - Diluted	34,663,763	30,642,958	34,599,168	23,515,188

(a)     For additional information, see the Notes in the Non-GAAP disclosure information of this Press Release.

	13 weeks ended		39 weeks ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
		As Restated		As Restated
Percentage of sales:
Sales:
Product sales and other	91.6%	90.7%	92.9%	92.6%
Rental income	8.4%	9.3%	7.1%	7.4%
Total sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales (a)	83.7%	81.9%	82.5%	81.8%
Rental cost of sales (a)	56.0%	59.1%	55.3%	56.2%
Total cost of sales	81.3%	79.7%	80.6%	79.9%
Gross profit	18.7%	20.3%	19.4%	20.1%
Selling and administrative expenses	14.1%	15.5%	15.0%	15.9%
Depreciation and amortization expense	1.4%	1.7%	1.7%	2.2%
Impairment loss (non-cash)	0.1%	0.4%	—%	0.1%
Other expense	0.2%	(1.4)%	0.5%	(0.2)%
Operating income	2.9%	4.1%	2.2%	2.1%

(a)     Represents the percentage these costs bear to the related sales, instead of total sales.

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	January 31, 2026	May 3, 2025
ASSETS
Current assets:
Cash and cash equivalents	$10,139	$9,058
Receivables, net	416,425	98,077
Merchandise inventories, net	329,425	299,562
Textbook rental inventories	43,662	26,439
Prepaid expenses and other current assets	26,095	32,249
Total current assets	825,746	465,385
Property and equipment, net	37,182	40,229
Operating lease right-of-use assets	180,535	183,695
Intangible assets, net	67,924	78,241
Other noncurrent assets	18,921	22,735
Total assets	$1,130,308	$790,285
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$319,236	$148,848
Accrued liabilities	186,919	65,853
Current operating lease liabilities	73,653	64,524
Total current liabilities	579,808	279,225
Long-term deferred taxes, net	85	1,135
Long-term operating lease liabilities	103,959	115,495
Other long-term liabilities	18,082	19,142
Long-term borrowings	138,400	103,100
Total liabilities	840,334	518,097
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value; authorized, 5,000,000 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value; authorized, 200,000,000 shares; issued, 34,321,836 and 34,081,114 shares, respectively; outstanding, 34,294,569 and 34,053,847 shares, respectively	343	341
Additional paid-in-capital	1,011,370	1,006,974
Accumulated deficit	(699,183)	(712,571)
Treasury stock, at cost	(22,556)	(22,556)
Total stockholders' equity	289,974	272,188
Total liabilities and stockholders' equity	$1,130,308	$790,285

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flow
(In thousands)
(Unaudited)

	39 weeks ended
	January 31, 2026	January 25, 2025
		As Restated
Cash flows from operating activities:
Net income (loss)	$13,388	$(42,821)
Adjustments to reconcile net income (loss) from operations to net cash flows from operating activities:
Depreciation and amortization expense	24,237	29,440
Amortization of deferred financing costs	2,747	4,248
Impairment loss (non-cash)	456	1,713
Loss on extinguishment of debt	—	55,233
Deferred taxes	(1,050)	2,960
Pension adjustments	—	—
Stock-based compensation expense	5,191	2,953
Changes in operating lease right-of-use assets and liabilities	624	(322)
Changes in other long-term assets and liabilities, net	1,031	(6,006)
Changes in other operating assets and liabilities, net:
Receivables, net	(318,348)	(244,681)
Merchandise inventories, net	(29,863)	17,212
Textbook rental inventories	(17,223)	(8,041)
Prepaid expenses and other current assets	(5,273)	(5,535)
Accounts payable and accrued liabilities	293,331	55,610
Changes in other operating assets and liabilities	(77,376)	(185,435)
Net cash flows used in operating activities	$(30,752)	$(138,037)
Cash flows from investing activities:
Purchases of property and equipment	$(11,781)	$(9,790)
Net change in other noncurrent assets	—	792
Net cash flows used in investing activities	$(11,781)	$(8,998)
Cash flows from financing activities:
Proceeds from borrowings	$604,000	$667,355
Repayments of borrowings	(568,700)	(691,121)
Proceeds from Private Equity Investment	—	50,000
Proceeds from Rights Offering	—	45,000
Proceeds from sales of Common Stock under ATM facility, net of commissions	—	78,450
Payment of equity issuance costs	(795)	(9,724)
Payment of deferred financing costs	(1,900)	(5,569)
Purchase of treasury shares	—	(4)
Proceeds from principal stockholder expense reimbursement	—	1,190
Payment of finance lease principal	(371)	(385)
Net cash flows provided by financing activities	$32,234	$135,192
Net increase (decrease) in cash, cash equivalents and restricted cash	$(10,299)	$(11,843)
Cash, cash equivalents and restricted cash at beginning of period	28,723	28,570
Cash, cash equivalents, and restricted cash at end of period	$18,424	$16,727

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Non-GAAP Information (a)
(In thousands)
(Unaudited)

Adjusted Net Income (Loss) (a)	13 weeks ended		39 weeks ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
		As Restated		As Restated
Net income (loss)	$6,655	$17,942	$13,388	$(42,821)
Reconciling items (below)	1,552	(1,994)	5,396	1,866
Adjusted Net Income (Loss)	$8,207	$15,948	$18,784	$(40,955)

Reconciling items
Impairment loss (non-cash) (b)	$456	$1,713	$456	$1,713
Other (income) expense, net of Investigation expenses	222	(6,268)	(251)	(2,800)
Stock-based compensation expense	874	2,561	5,191	2,953
Reconciling items	$1,552	$(1,994)	$5,396	$1,866

Adjusted EBITDA (a)	13 weeks ended		39 weeks ended
	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
		As Restated		As Restated
Net income (loss)	$6,655	$17,942	$13,388	$(42,821)
Add:
Depreciation and amortization expense	7,427	7,827	24,237	29,440
Interest expense, net	4,884	5,083	12,514	18,164
Income tax expense	3,082	(4,108)	6,349	(3,230)
Impairment loss (non-cash)	456	1,713	456	1,713
Loss on extinguishment of debt	—	—	—	55,233
Other (income) expense, net of Investigation expenses	222	(6,268)	(251)	(2,800)
Stock-based compensation expense	874	2,561	5,191	2,953
Adjusted EBITDA	$23,600	$24,750	$61,884	$58,652

(a)    For additional information, see "Use of Non-GAAP Financial Information" in the Non-GAAP disclosure information of this Press Release.

Free Cash Flow (non-GAAP) (a)

	13 weeks ended		39 weeks ended
Dollars in thousands	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
		As Restated		As Restated
Net cash flows (used in) provided by operating activities	$(29,388)	$(41,945)	$(30,752)	$(138,037)
Less:
Capital expenditures (b)	3,807	2,772	11,858	9,790
Cash interest	3,656	4,633	9,961	14,499
Cash taxes	1,412	67	1,724	(2,018)
Free Cash Flow (non-GAAP)	$(38,263)	$(49,417)	$(54,295)	$(160,308)

(a)    For additional information, see "Use of Non-GAAP Financial Information" in the Non-GAAP disclosure information of this Press Release.
(b)    Purchases of property and equipment are also referred to as capital expenditures. Our investing activities consist principally of capital expenditures for contractual capital investments associated with renewing existing contracts, new store construction, digital initiatives and enhancements to internal systems and our website.
The following table provides the components of total purchases of property and equipment:

Capital Expenditures	13 weeks ended		39 weeks ended
Dollars in thousands	January 31, 2026	January 25, 2025	January 31, 2026	January 25, 2025
		As Restated		As Restated
Physical store capital expenditures	$1,975	$1,219	$7,325	$5,059
Product and system development	1,425	1,378	3,700	4,086
Other	407	175	833	645
Total Capital Expenditures	$3,807	$2,772	$11,858	$9,790

Use of Non-GAAP Financial Information - Adjusted Income (Loss), Adjusted EBITDA and Adjusted Free Cash Flow
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses the financial measures of Adjusted Income (Loss), Adjusted EBITDA, and Adjusted Free Cash Flow, which are non-GAAP financial measures under Securities and Exchange Commission (the "SEC") regulations. We define Adjusted Income (Loss) as net income (loss) adjusted for certain reconciling items that are subtracted from or added to net income (loss). We define Adjusted EBITDA as net income (loss) plus (1) depreciation and amortization; (2) interest expense, net and (3) income taxes, (4) as adjusted for certain other non-cash or non-recurring items, and adjustments defined in the Company’s credit agreement. We define Adjusted Free Cash Flow as Cash Flows from Operating Activities less capital expenditures, cash interest and cash taxes.
These non-GAAP measures have been reconciled to the most comparable financial measures presented in accordance with GAAP as follows: the reconciliation of Adjusted Income (Loss) to net income (loss); the reconciliation of consolidated Adjusted EBITDA to consolidated net income (loss); and the reconciliation of Adjusted Free Cash Flow to Cash Flows from Operating Activities. All of the items included in the reconciliations are either (i) non-cash items or (ii) items that management does not consider in assessing our on-going operating performance.
These non-GAAP financial measures are not intended as substitutes for and should not be considered superior to measures of financial performance prepared in accordance with GAAP. In addition, the Company's use of these non-GAAP financial measures may be different from similarly named measures used by other companies, limiting their usefulness for comparison purposes.
We review these non-GAAP financial measures as internal measures to evaluate our performance at a consolidated level to manage our operations. We believe that these measures are useful performance measures which are used by us to facilitate a comparison of our on-going operating performance on a consistent basis from period-to-period. We believe that these non-GAAP financial measures provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone, as they exclude certain items that management believes do not reflect the ordinary performance of our operations in a particular period. Our Board of Directors and management also use Adjusted EBITDA at a consolidated level as one of the primary methods for planning and forecasting expected performance, for evaluating on a quarterly and annual basis actual results against such expectations, and as a measure for performance incentive plans. We believe that the inclusion of Adjusted Income (Loss) and Adjusted EBITDA results provides investors useful and important information regarding our operating results, in a manner that is consistent with management’s evaluation of business performance. We believe that Adjusted Free Cash Flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements and assists investors in their understanding of our operating profitability and liquidity as we manage the business to maximize margin and cash flow.